Exhibit 8.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23218-1122) 804.697.1200 telephone troutmansanders.com

February 3, 2014

Intrexon Corporation

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

Ladies and Gentlemen:

We have acted as counsel to Intrexon Corporation, a Virginia corporation (“Intrexon”), in connection with the proposed merger (the “Merger”) of XON Cells, Inc., a Nevada corporation and a wholly owned subsidiary of Intrexon (“Merger Sub”) with and into Medistem Inc., a Nevada corporation (“Medistem”), in accordance with the applicable provisions of the Nevada Revised Statutes and pursuant to the Agreement and Plan of Merger dated as of December 19, 2013 as amended by the First Amendment to the Agreement and Plan of Merger dated as of January 29, 2014 (as amended, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by Intrexon, Merger Sub and Medistem, including factual statements and representations set forth in letters dated the date hereof from officers of Intrexon, Merger Sub and Medistem (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (ii) the statements concerning the transactions contemplated by the Agreement and the parties referred to in the Agreement, the Registration Statement and the Representation Letters are

ATLANTA    BEIJING    CHICAGO    HONG KONG    NEW YORK    NORFOLK    ORANGE COUNTY    PORTLAND

RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

February 3, 2014

true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Agreement, the Registration Statement or the Representation Letters regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) in each case as if made without such qualification, and (iv) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Based upon and subject to the foregoing, we hereby confirm to you that, subject to the limitations, qualifications, exceptions and assumptions set forth herein and therein, (i) it is our opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) subject to the limitations, qualifications, exceptions and assumptions set forth therein, the discussion in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER”, insofar as it summarizes United States federal income tax law, constitutes a fair and accurate summary under current law.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ TROUTMAN SANDERS LLP